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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ____________________________________


                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      ____________________________________


        Date of Report (Date of earliest event reported)  February 9, 2005


                           Madison River Capital, LLC
             (Exact Name of Registrant as Specified in Its Charter)




           Delaware                      333-36804             56-2156823
-------------------------------   ----------------------  ------------------

(State or Other Jurisdiction of   Commission File Number    (I.R.S. Employer
 Incorporation or Organization)                           Identification No.)


                             103 South Fifth Street
                          Mebane, North Carolina 27302
          ------------------------------------------------------------

          (Address of Principal Executive Offices, Including Zip Code)

                                 (919) 563-1500
              ----------------------------------------------------

              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
        CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.02.  Results of Operations and Financial Condition

All of the information in this Form 8-K and the accompanying exhibit shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Attached hereto as Exhibit 99.1 is the Company's press release announcing its Unaudited financial and operating results for the fourth quarter and year ended December 31, 2004. The press release can also be found on the investor relations page of the Company's website at www.madisonriver.net.

Non-GAAP Financial Measures
---------------------------
The attached press release contains information regarding Adjusted Operating Income (formerly "Adjusted EBITDA"), that is computed as net operating income
(loss) before depreciation and amortization expenses and non-cash long-term incentive plan expenses, and Adjusted Operating Income margin (formerly "Adjusted EBITDA margin") that is computed by taking Adjusted Operating Income and dividing it by total operating revenues. These measures are non-GAAP financial measures, defined as numerical measures of a Company's financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, the balance sheet or the statement of cash flows of the Company. Pursuant to the requirements of Regulation G under the federal securities laws, the Company has provided in the press release a reconciliation of Adjusted Operating Income and Adjusted Operating Income margin to the most directly comparable GAAP financial measures - net operating income (loss) and net operating income margin.

Although Adjusted Operating Income and Adjusted Operating Income margin represent non-GAAP financial measures, management of the Company considers these measures to be key operating metrics of its business. Management uses these measures in its planning and budgeting processes, to monitor and evaluate its financial and operating results, to measure performance of its operations and as a key component of its short-term incentive plan for management and employees. In computing these measures, management excludes from Adjusted Operating Income its non-cash expenses consisting of depreciation, amortization and long-term incentive plan expenses as these expenses generally do not require cash from operations when they are ultimately expensed or settled.

Management believes that Adjusted Operating Income and Adjusted Operating Income margin are useful to investors and potential investors because they provide an analysis of financial and operating results that is consistent with important measures that management uses in evaluating the Company. Management believes that these measures assist investors in understanding the Company's period-to-period operating performance and in identifying historical and prospective trends of operations in order to allow comparison of the Company's financial and operating results against other companies within the telecommunications industry. In addition, management believes that these measures are meaningful to investors in evaluating the Company's ability to meet its future debt service requirements and to fund its capital expenditures and working capital requirements. The Company's calculation of Adjusted Operating Income and Adjusted Operating Income margin may not be consistent with the calculation of these measures by other companies in the telecommunications industry. Adjusted Operating Income and Adjusted Operating Income margin are not measurements of financial performance under GAAP and should not be considered as an alternative to net operating income (loss), net operating income margin or net income (loss) as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP. In addition, Adjusted Operating Income does not take into account changes in certain assets and liabilities, interest expense, nonoperating income and expense items or income taxes that also affect financial results.

ITEM 9.01.  Financial Statements and Exhibits

     (c)  Exhibits

          99.1 - Press release dated February 9, 2005 of Madison River Capital, LLC announcing its unaudited financial and operating results for the fourth quarter and year ended December 31, 2004.



                               SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MADISON RIVER CAPITAL, LLC


Date:  February 10, 2005          /s/  PAUL H. SUNU
                                  ------------------------------------------

                                  Name:   Paul H. Sunu
                                  Title:  Managing Director, Chief Financial
                                            Officer and Secretary

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                                EXHIBIT INDEX

  Exhibit
  Number                         Description
  -------     ---------------------------------------------------------------

    99.1 Press release dated February 9, 2005 of Madison River Capital, LLC announcing its unaudited financial and operating results for the fourth quarter and year ended December 31, 2004..